UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 5, 2020

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 825-2021

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 5, 2020, the Board of Directors of Blue Bird Corporation (the “Company”), approved the separation from employment with the Company of Mr. Mark Terry, Chief Commercial Officer, effective October 16, 2020. The Chief Commercial Officer position will not be continued. Mr. Terry will receive severance compensation pursuant to his existing April 2016 Severance Agreement (up to 12 months’ continuation of salary and group health insurance). Mr. Terry will also receive a lump sum cash payment of $75,000 in January 2021. All of Mr. Terry's vested and unvested stock based compensation shall be forfeit as of October 16, 2020.

(e) Please see subparagraph (b) above for the terms of Mr. Mark Terry’s separation compensation, incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

The Company has employed Mr. David Bercik as Senior Vice President of Sales and Marketing, effective October 7, 2020.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits

Exhibit No.     Description

104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Bird Corporation

Dated:	October 7, 2020	/s/ Paul Yousif
Paul Yousif
General Counsel and Corporate Treasurer